Exhibit 10.1
AMNEAL PHARMACEUTICALS, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

As amended and restated on August 4, 2022

Non‐employee members of the board of directors (the “Board”) of Amneal Pharmaceuticals, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non‐ Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non‐Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non‐Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Policy shall become effective as of the date set forth above and shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non‐Employee Directors and between any subsidiary of the Company and any of its non‐employee directors. No Non‐Employee Director shall have any rights hereunder, except with respect to equity awards granted pursuant to this Policy.

1.Cash Compensation.

a.Annual Board Retainers. Each Non‐Employee Director shall receive an annual retainer of $75,000 for service on the Board.

b.Additional Committee Retainers. In addition, a Non‐Employee Director shall receive the following annual retainers:

i.Audit Committee. A Non‐Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $25,000 for such service. A Non‐ Employee Director serving as a member of the Audit Committee (other than the Chairperson), shall receive an additional annual retainer of $15,000 for such service. In addition to the annual retainers described above, for each duly convened meeting of a committee that a member of such committee attends in excess of six duly convened meetings per calendar year, such member shall be entitled to receive an additional per meeting stipend equal to 1/6th of such member's annual cash stipend for service on that committee. The per meeting stipend described in the preceding sentence shall be referred to throughout this Policy as the “Per Meeting Stipend.” A committee meeting shall be deemed to have been “duly convened” if such meeting has been scheduled by the chairperson of that committee (or his or her duly authorized designee), conducted in person or by means of video/teleconferencing, and memorialized in minutes taken during such meeting.

ii.Compensation Committee. A Non‐Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $20,000 for such service. A Non‐Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $10,000 for such service. In addition to the annual retainers described above, for each duly convened meeting of a committee that a member of such committee attends in excess of six duly convened meetings per calendar year, such member shall be entitled to receive an additional Per Meeting Stipend.

iii.Nominating and Corporate Governance Committee. A Non‐Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $15,000 for such service. A Non‐Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall receive an additional annual retainer of $7,500 for such service. In addition to the annual retainers described above, for each duly convened meeting of a committee that a member of such committee attends in excess of six duly convened meetings per calendar year, such member shall be entitled to receive an additional Per Meeting Stipend.

iv.Conflicts Committee. A Non‐Employee Director serving as Chairperson of the Conflicts Committee shall receive an additional annual retainer of $25,000 for such service. A Non‐ Employee Director serving as a member of the Conflicts Committee (other than the Chairperson) shall receive an additional annual retainer of $15,000 for such service. In addition to the annual retainers described above, for each duly convened meeting of a committee that a member of such committee attends in excess of six duly convened meetings per calendar year, such member shall be entitled to receive an additional Per Meeting Stipend.

c.Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth (15th) day following the end of each calendar quarter. In the event a Non‐ Employee Director does not serve as a Non‐Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non‐Employee Director shall receive a prorated portion of the annual retainer(s) otherwise payable to such Non‐Employee Director for such calendar quarter pursuant to Section 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non‐Employee Director serves as a Non‐Employee Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter. The Per Meeting Stipend(s) earned (if any), and described in Section 1(b), shall be payable no later than the fifteenth (15th) day following the end of the calendar quarter in which any such meeting or meetings shall have taken place.

2.Equity Compensation. Non‐Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2018 Incentive Award Plan or any other applicable Company equity incentive plan then‐maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all equity grants hereunder are subject in all respects to the terms of the Equity Plan.

a.Annual Awards. Each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting shall be automatically granted, on the date of such Annual Meeting, an award of restricted stock units equal to $250,000 (“Non-Employee Director Restricted Stock Unit

Award”). The Chairman shall receive an additional award of restricted stock units equal to $100,000 (“Additional Chairman Restricted Stock Unit Award”). In each case, the number of units for such award shall be determined by dividing the Non-Employee Director Restricted Stock Unit Award and the Additional Chairman Restricted Stock Unit Award, respectively, by the fair value of such unit on the date of the Annual Meeting. The fair value of a unit is determined in accordance with ASC 718, Compensation – Stock Compensation and is subject to adjustment as provided in the Equity Plan. The awards described in this Section 2(a) shall be referred to as the “Annual Awards.” For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall receive only an Annual Award in connection with such election, and shall not receive any Initial Award on the date of such Annual Meeting as well.

b.Initial Awards. Except as otherwise determined by the Board, each Non-Employee Director who is initially elected or appointed to the Board, on any date other than the date of an Annual Meeting, shall be automatically granted, on the date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”), an award of restricted stock units equal to $250,000 multiplied by the Applicable Percentage (“New Director Restricted Stock Unit Award”). The number of units for such award shall be determined by dividing the New Director Restricted Stock Unit Award by the fair value of such unit on the Start Date. The fair value of a unit is determined in accordance with ASC 718, Compensation. The awards described in this Section 2(b) shall be referred to as “Initial Awards.” For the avoidance of doubt, no Non-Employee Director shall be granted more than one Initial Award. "Applicable Percentage" shall mean a fraction, the numerator of which is the number of days from the Start Date until the first anniversary of the Company's most recently held Annual Meeting and the denominator of which is the number of days in the applicable calendar year.

c.Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2(b) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from service with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(a) above.

d.Vesting of Awards Granted to Non-Employee Directors. Each Annual Award and Initial Award shall vest (and, in the case of options, become exercisable) on the later of (x) the day immediately preceding the date of the first Annual Meeting following the date of grant and (y) the day immediately following the first anniversary of the date of grant, subject to the Non-Employee Director continuing in service through the applicable vesting date. No portion of an Annual Award or Initial Award that is unvested or unexercisable at the time of a Non-Employee Director’s Termination of Service (as defined in the Equity Plan) shall become vested and exercisable thereafter.

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